UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 10, 2022

Date of Report (Date of earliest event reported)

Axon Enterprise, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16391	86-0741227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17800 N. 85th St.

Scottsdale, Arizona 85255

(Address of principal executive offices, including zip code)

(480) 991-0797

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 Par Value	AXON	The Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On August 10, 2022, Axon Enterprise, Inc. (the “Company”) issued a press release announcing the appointment of Brittany Bagley to serve as Chief Financial Officer and Chief Business Officer, effective September 26, 2022. Ms. Bagley will also be designated as the Company's Principal Financial and Accounting Officer. Ms. Bagley succeeds Interim Chief Financial Officer James C. Zito. Mr. Zito will continue in his position as Senior Vice President of Accounting.

Ms. Bagley, 39, is joining the Company’s management team after serving as Chief Financial Officer of Sonos, Inc. since April 2019. Ms. Bagley also served on the Board of Directors of Sonos, Inc. from September 2017 to April 2019. From December 2017 to April 2019, Ms. Bagley served as a Managing Director of Kohlberg Kravis Roberts & Co. L.P. (together with its affiliates, “KKR”), a global investment firm, and previously served in other roles at KKR from July 2007 to December 2017. Prior to joining KKR, Ms. Bagley was an analyst at The Goldman Sachs Group, Inc., an investment banking firm. Ms. Bagley has served on the board of directors of Aurora Innovation, Inc., a self-driving technology company, since July 2021. Ms. Bagley holds a B.A. in Economics, magna cum laude, from Brown University.

In connection with her appointment, Ms. Bagley will receive an annual base salary of $450,000, will be eligible for annual cash incentive compensation of $450,000, and will be eligible for performance-based and annual service-based and restricted stock units (RSUs). Upon hire, Ms. Bagley will be granted 66,214 shares of service-based RSUs and 42,996 shares of performance-based RSUs as part of our eXponential Stock Performance Plan (referred to as “XSUs”). The service-based RSUs vest 20,638 each on the first and second anniversaries of her start date and 24,938 on the third anniversary, subject to continued service through each vesting date. The XSUs vest in 3 equal tranches upon the achievement of both a market capitalization goal and an internal operational goal based on revenue. Ms. Bagley will also receive a sign-on RSU award of 28,378 shares that will vest one third upon the anniversary of her start date and then in 8 equal quarterly installments thereafter, provided that the award contains a provision for forward acceleration related to future promotion opportunities.

There are no arrangements or understandings between Ms. Bagley and any other persons pursuant to which she was chosen to become an officer, she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K and she has no family relationship with any director or executive officer of the Company.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated August 10, 2022
101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 10, 2022	Axon Enterprise, Inc.
(Registrant)

/s/ Isaiah Fields
Isaiah Fields
Chief Legal Officer